Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No.2 to the Registration Statement on Form S-4/A-2 of Blackboxstocks, Inc.(the “Company”) for the year ended December 31, 2024 of our report dated March 21, 2025 which includes an explanatory paragraph for the substantial doubt about the Company’s ability to continue as a Going Concern, relating to the financial statements for the year ended December 31, 2024 listed in the accompanying index.

/s/ Victor Mokuolu, CPA PLLC

Houston, Texas
June 30, 2025